SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 22, 2003

Community National Bancorporation
(Exact name of Registrant as specified in its charter)

Georgia	0-25437	58-1856963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

561 East Washington Avenue – Box 2619 Ashburn, Georgia	31714-2619
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(229) 567-9686

None
(Former name or former address, if changed since last report)

Item 2. Other Events and Required FD Disclosure.

      On September 23, 2003, Community National Bancorporation (the “Company”) issued a press release announcing that it had completed the sale of Cumberland National Bank to Liberty Shares, Inc. pursuant to the terms of the Agreement and Plan of Reorganization dated May 30, 2003, as amended June 27, 2003, by and among the Company, Cumberland National Bank, Liberty Shares, Inc. and The Heritage Bank (the “Agreement”). The total consideration received by the Company was $2,880,090 after adjustments as contemplated in the Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Reorganization dated May 30, 2003, by and among the Company, Cumberland National Bank, Liberty Shares, Inc. and The Heritage Bank, including Amendment to Agreement and Plan of Reorganization dated June 27, 2003

99.1	Press Release of Community National Bancorporation dated September 23, 2003.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY NATIONAL BANCORPORATION

Date: September 23, 2003	By: /s/ Theron G. Reed

Theron G. Reed President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Reorganization dated May 30, 2003, by and among the Company, Cumberland National Bank, Liberty Shares, Inc. and The Heritage Bank, including Amendment to Agreement and Plan of Reorganization dated June 27, 2003

99.1	Press Release of Community National Bancorporation dated September 23, 2003